Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Kori Doherty
AspenTech	ICR
+1 781-221-5273	+1 617-956-6730
david.grip@aspentech.com	kdoherty@icrinc.com

Aspen Technology Announces Date of Financial Results Release, Conference Call and Webcast

•                              Completes Fiscal 2007 10-K, previously announced restatement and Fiscal First Quarter 2008 10-Q

•                              Announces selected, preliminary Fiscal Third Quarter 2008 financial results

•                              Fiscal Third Quarter 2008 license bookings grow 31% on a year-over-year basis

BURLINGTON, Mass. — April 11, 2008 — Aspen Technology, Inc. (OTC: AZPN.PK), a leading provider of software and services to the process industries, today announced that the Company has filed its fiscal 2007 10-K and fiscal first quarter 2008 10-Q.  In conjunction with this announcement, AspenTech will host a conference call and webcast at 8:00 a.m. (Eastern Daylight Time) on Monday, April 14, 2008 before the U.S. financial markets open, and will issue a detailed press release in advance of the call.

The Company also announced selected, preliminary fiscal third quarter 2008 results.  License bookings were approximately $63 million during the third quarter of fiscal 2008, with license bookings defined as the total net present value of all license contracts signed in the quarter. This represents an increase of 31% compared to license bookings of approximately $48 million in the third quarter of fiscal 2007.

For the first nine months of fiscal 2008, ending March 31, 2008, the Company generated license bookings of approximately $165 million, representing an increase of approximately 25%

compared to $132 million for the same period in fiscal 2007.  The Company ended March 31, 2008 with approximately $137 million in cash and cash equivalents.

The live dial-in number is (877) 239-3024, conference ID code 42937549.  Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (800) 642-1687 or (706) 645-9291, conference ID code 42937549 through April 21, 2008.

About AspenTech
AspenTech is a leading provider of award-winning process optimization software and services. AspenTech’s integrated aspenONE™ solutions enable manufacturers to reduce costs, increase capacity, and optimize operational performance end-to-end throughout the engineering, plant operations, and supply chain management processes, resulting in millions of dollars in cost savings. For more information, visit www.aspentech.com.

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© 2008 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved.  All other trademarks are property of their respective owners.

This press release may contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s plan to improve operational performance may not be implemented effectively; AspenTech has identified material weaknesses in its internal controls with respect to software license revenue recognition and other matters, that, if not remedied effectively, could result in material misstatements; risks around securities litigation and investigations; AspenTech’s lengthy sales cycle makes it difficult to predict quarterly operating results; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; the possibility of new accounting standards or the interpretation of existing accounting standards affecting our financial results; AspenTech’s ability to raise additional capital as required; intense competition; AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; challenges associated with international operations; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.